Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600  *  Tampa, FL 33607  *  (813) 283-7000  *  (813) 283-7001

CONTACT:	Brad Cohen
Investor Relations
(203) 682-8211

FOR IMMEDIATE RELEASE

CHECKERS DRIVE-IN RESTAURANTS, INC. TO ANNOUNCE

FOURTH QUARTER AND FULL YEAR 2004 EARINGS

TAMPA, FL – March 14, 2005 - CHECKERS DRIVE-IN RESTAURANTS, INC. (CHKR: NASDAQ) – Checkers Drive-In Restaurants, Inc. today announced that Chief Executive Officer and President Keith E. Sirois, and Chief Financial Officer S. Patric Plumley will conduct a conference call on Thursday, March 17, 2005 at 5:00 pm (ET) to discuss the Company’s financial results for the fiscal fourth quarter and year ended January 3, 2005 The Company is scheduled to release its financial results on Thursday, March 17, 2005 at the market close.

The webcast will be distributed over CCBN’s Investor Distribution Network. Individual investors can listen to the call at www.fulldisclosure.com and institutional investors can access the call via CCBN’s password-protected event management site at www.streetevents.com. It can also be accessed at www.checkers.com.

The discussion can be listened to live, toll free by dialing (800) 374-2431, or for international callers (706) 634-8054. A conference call replay will be available until March 24, 2005 by dialing (800) 642-1687 or for international callers (706) 645-9291.

About Checkers Drive-In Restaurants, Inc.

Checkers Drive-In Restaurants, Inc. franchises and operates Checkers restaurants and Rally’s restaurants. It is the largest chain of double drive-thru restaurants in the United States.

Except for historical information, this announcement contains “forward-looking” and “Safe Harbor” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995.